SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                   (PROXY STATEMENT PURSUANT TO SECTION 14(A)
                    OF THE SECURITIES EXCHANGE ACT OF 1934)

Filed by the Registrant  |_|
Filed by a party other than the Registrant  |X|

Check the appropriate box:
|_|  Preliminary Proxy Statement
|_|  Confidential, For Use of the Commission Only
     (as permitted by Rule 14a-6(e)-2)
|_|  Definitive Proxy Statement
|_|  Definitive Additional Materials
|X|  Soliciting Material Pursuant to ss.240.14a-12

                                  CENVEO, INC.
--------------------------------------------------------------------------------
                  (Name of Registrant Specified in Its Charter)
                         BURTON CAPITAL MANAGEMENT, LLC
                                  GOODWOOD INC.
--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if Other Than Registrant)

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|X|  No fee required
|_|  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

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    or the Form or Schedule and the date of its filing.
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(4) Date filed:

CENVEO, INC. SHAREHOLDERS CALL SPECIAL MEETING TO REPLACE BOARD OF DIRECTORS

GREENWICH, CT; TORONTO, Ontario - June 10, 2005 -- Burton Capital Management, LLC ("BCM"), Goodwood Inc. ("Goodwood") and certain other shareholders of Cenveo, Inc. ("Cenveo") announced that they have called a special meeting of Cenveo's shareholders. The principal purpose of the meeting is to replace the existing directors of Cenveo. The nominees proposed for election as directors of Cenveo are as follows:

Robert G. Burton, Sr.                  Michael W. (Max) Harris
Patrice M. Daniels                     Thomas W. Oliva
Leonard C. Green                       Robert T. Kittel
Mark J. Griffin

BCM and Goodwood believe that, over the past several years, Cenveo's current board of directors has failed to make the decisions necessary to improve Cenveo's performance and enhance shareholder value. BETWEEN JANUARY 1, 2000 AND APRIL 7, 2005 (THE DATE OUR OWNERSHIP OF CENVEO'S COMMON STOCK WAS PUBLICLY DISCLOSED), A PERIOD OF OVER FIVE YEARS, AN INVESTMENT IN CENVEO'S SHARES LOST APPROXIMATELY 53% OF ITS VALUE. BCM AND GOODWOOD BELIEVE THIS IS COMPLETELY UNACCEPTABLE.

For further information, please contact:

Robert G. Burton, Jr.                  Robert T. Kittel
President                              Partner
Burton Capital Management, LLC         Goodwood Inc.
(203) 302-3707                         (416) 203-2022


IMPORTANT INFORMATION

This press release is not a proxy statement. On June 10, 2005, BCM and Goodwood filed a preliminary proxy statement with the Securities and Exchange Commission relating to their solicitation of proxies from the shareholders of Cenveo with respect to a special meeting of Cenveo's shareholders called to, among other things, replace Cenveo's current board of directors. BCM and Goodwood will file with the SEC, and will furnish to Cenveo's shareholders, a definitive proxy statement and may file other proxy soliciting materials. BCM AND GOODWOOD ADVISE SECURITYHOLDERS TO READ THEIR PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION.

The proxy statement of BCM and Goodwood and other relevant documents will be available for free at www.sec.gov. You may also obtain a free copy of BCM and Goodwood's definitive proxy statement when it becomes available by contacting D.F. King & Co., Inc. at (800) 967-7921 (toll-free). Detailed information regarding the names, affiliation and interests of individuals who may be deemed participants in the solicitation of proxies of Cenveo's shareholders by BCM and Goodwood is provided below and is available in the soliciting materials on
Schedule 14A filed by BCM and Goodwood with the SEC.

INFORMATION REGARDING PARTICIPANTS

BCM, Goodwood and the following other persons may be deemed to be participants in the solicitation of proxies in respect of the special meeting of Cenveo's shareholders called by them: Robert G. Burton, Sr., Robert G. Burton, Jr., Michael G. Burton, Joseph P. Burton, Gina Zambrana, Donald Zegzdryn, Thomas Oliva, Brendan Tobin, Colin Christ, Leonard C. Green, Stephen Winslow, Thomas Higgins, 1354037 Ontario Inc., Goodwood Fund, Goodwood Capital Fund, Arrow Goodwood Fund, The Goodwood Fund 2.0 Ltd., KBSH Goodwood Canadian Long/Short Fund, Peter H. Puccetti, J. Cameron MacDonald, Robert T. Kittel, Michael W.
(Max) Harris, Patrice M. Daniels and Mark J. Griffin.

Additional information with respect to the beneficial ownership of Cenveo's common stock by the foregoing persons is set forth in the preliminary proxy statement filed by BCM and Goodwood with the SEC on June 10, 2005.